UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2022

SKYX PLATFORMS CORP.

(Exact name of Registrant as Specified in its Charter)

Florida	001-41276	46-3645414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2855 W. McNab Road

Pompano Beach, Florida 33069

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (855) 759-7584

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	SKYX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

SKYX Platforms Corp. (d/b/a Sky Technologies) (the “Company”) has obtained the roof rights to install exterior signage at the top of the new downtown Miami Florida office, residence and hotel high-rise building, located at 400 Biscayne Blvd (US-1) across the street from Biscayne Bay and the Miami Heat FTX Arena. This is pursuant to a lease agreement (the “Lease Agreement”), signed September 23, 2022, with an effective date of October 1, 2022 (the “Closing Date”), with 400 Biscayne Commercial Owner, LP, a Delaware limited partnership (the “Landlord”). Under the Lease Agreement, the Company has the right for two exterior signs at the roof top of the downtown Miami building for an annual fee of $5.00 per square foot, per sign, commencing as of the installation date of the signage, with cumulative compounded annual increases of 3%. The Company intends to install two roof top signs on the exterior of the high-rise building. Such signage will be placed on the east and north sides of the building. The signage is subject to obtaining necessary permits.

Pursuant to the Lease Agreement, the Company agreed to lease two stories, or approximately 32,200 square feet, of office space of the downtown Miami building located at 400 Biscayne, Miami, Florida 33132 (the “Premises”). The Company intends to use part of the office space and sublease the rest to minimize its expenses. The Company will use the Premises for sales, marketing, business development and general administrative functions. In the future, the Company also intends to move its headquarters and international sales office to the Premises. The Company can start making payments under the lease in January 2024. In addition, the Landlord will provide the Company with an improvement allowance of up to $2,252,040, which may be used for the construction of the Premises, including the reasonable cost of design, space planning, consultants, and construction drawings.

Under the terms of the Lease Agreement, the Company does not expect to pay any rent for the first fourteen months of the Lease Agreement, taking into account a six month build out period (which may be extended for up to four months), and four additional months of rent abatement after the Rent Commencement Date. As noted, the Company may extend the build out period for four one month periods, provided that for each one month extension exercised, the annual base rent will increase by $1.00 per square foot.

The term of the Lease Agreement (the “Lease Term”) will expire 10 years and four months following the Rent Commencement Date (as defined below), unless earlier terminated in accordance with the terms of the Lease Agreement. The Company may renew the Lease Agreement for an additional five-year term by providing at least 12 months’ advance written notice prior to the end of the Lease Term. The “Rent Commencement Date” is the earlier of (i) 180 days following the Closing Date or (ii) the date the Company takes occupancy of the Premises upon substantial completion of the Company’s improvements (as evidenced by a certificate of occupancy or temporary certificate of occupancy for the Premises), subject to certain Rent Commencement Date extension provisions, described above.

Pursuant to the Lease Agreement, provided the Company does not exercise certain Rent Commencement Date extensions, as described above, the Company will lease the Premises at a fixed annual base rent of $2,573,760 per year, or monthly base rent of $214,480, for the first lease year, with cumulative compounded annual increases of 3% each lease year. The Company will also pay certain other costs or amounts arising under the Lease Agreement, including certain operating expenses and taxes.

The Company intends to sublease a portion of the Premises, subject to the Landlord’s approval. The Company cannot provide any assurance that it will be successful in subleasing any or all of such space on acceptable terms, or at all.

The Lease Agreement also contains customary covenants, indemnification provisions, and default provisions, including, without limitation, those relating to payment default, failure to maintain the Letter of Credit, and bankruptcy events. Upon an event of default, the Landlord may, upon written notice to the Company, accelerate the entire unpaid rent balance, subject to certain conditions.

In connection with entering into the Lease Agreement, the Company prepaid approximately $228,421 of rent and provided a security deposit consisting of a letter of credit for $2,741,054 (the “Letter of Credit”). During the Lease Term, provided the Company is not in default, the Letter of Credit will be reduced to the following amounts: $2.0 million upon the first day of the third lease year; $1.5 million upon the first day fifth lease year; and $1.0 million upon the first day of the seventh lease year. The Letter of Credit will expire one year from the issuance date, with automatic one-year extensions unless the parties provide 45 days’ advance written notice. The Company is required to maintain the Letter of Credit until one month following the end of the Lease Term.

The foregoing summary of the Lease Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Lease Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
10.1+	Lease Agreement, effective as of October 1, 2022, by and between 400 Biscayne Commercial Owner, LP, as Landlord, and SKYX Platforms Corp., as Tenant.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+ Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYX PLATFORMS CORP.

Date: September 29, 2022	By:	/s/ John P. Campi
	Name:	John P. Campi
	Title:	Chief Executive Officer